UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2009

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GelTech Solutions, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	00-52993	56-2600575
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1460 Park Lane South, Suite 1

Jupiter, Florida 33458

(Address of Principal Executive Office) (Zip Code)

(561) 427-6144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

On April 27, 2009, WESH, Orlando, Florida’s local NBC affiliate ran a story on their evening news reporting on the first field use of FireIce, a product of GelTech Solutions, Inc., by the Malabar, Florida fire department. Malabar is located near Melbourne. FireIce is a powder that mixes with water inside a fire engine’s tank and helps keep the water from evaporating before it reaches the flames and more thoroughly deprives the fire of oxygen. The story exclaimed that FireIce was being used for the first time in the field on a wildfire (in contrast to tests) and produced “spectacular results using one sixth the amount of water and half of the time.” The results were even applauded by Malabar, Florida’s fire chief, Joe Gianantonio, when he commented in the report stating, “I’m not a skeptic anymore, I’m a real believer in this product. I think this thing … [is] going to revolutionize firefighting.” A video replay of this report can be found at http://www.wesh.com/video/19307892/index.html.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GELTECH SOLUTIONS, INC.

By:	/s/ MICHAEL CORDANI
Michael Cordani Chief Executive Officer

Date: April 28, 2009

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